Exhibit 99.1

January 14, 2013

Mr. Gary Siegler

Managing Member of IC Holdings, LLC, as

Managing Member of Indian Creek Asset Management LLC, as

Managing Member of Indian Creek Investors LP

19999 W. Country Club Drive

Aventura, FL 33180

Dear Mr. Siegler:

Thank you for your letter dated January 9, 2013.  The Board of Directors has considered your letter and believes that the issues raised will be put to rest, once full disclosure has been made as part of the proxy statement, due to be filed after the “go-shop” period.

However, in the interests of responding more promptly to the issues raised, we will comment briefly on several points.

First, as to your suggestion that shareholders of EnergySolutions be given an election to retain equity in the company going forward post-acquisition, the agreement we have in place with affiliates of Energy Capital Partners contemplates an all-cash transaction.  We are, of course, committed to complying with the terms of the Merger Agreement in all respects.   We have, however, forwarded your letter to Energy Capital Partners for their consideration.

Second, your letter assumes that management of EnergySolutions will retain its equity in the company or be investing in the acquisition vehicle.  At the direction of the Board, management has had no discussions with Energy Capital Partners regarding such matters, or any other discussions relating to post-closing equity awards, salary, bonuses, or any other compensation, and no arrangements, understandings or agreements are in place regarding any such matters between management of EnergySolutions and Energy Capital Partners.

Third, in terms of process, a special committee of the Board of Directors, composed exclusively of independent directors, after careful consultation with our financial, legal and other advisors, recommended that the Board of Directors approve the transaction. The Board of Directors also deliberated thoroughly the recommendation of the special committee and unanimously approved the transaction.

Fourth, the transaction with Energy Capital Partners followed an extensive evaluation of strategic alternatives, which included contacting over twenty parties.  At the conclusion of that process, there were no actionable proposals.  In addition, as has been publicly announced, EnergySolutions is currently in a “go-shop” period in which we are actively soliciting other offers to enter into a transaction.  The Board of Directors has instructed our financial advisor, Goldman, Sachs & Co., to contact (or re-contact) over twenty

423 West 300 South, Suite 200 • Salt Lake City, Utah 84101

(801) 649-2000 • Fax: (801) 321-0453 • www.energysolutions.com

parties on our behalf in order to solicit acquisition proposals.   In other words, the Board will have, by the conclusion of this process, solicited offers for the Company twice.

If you are dissatisfied with the transaction as has been negotiated and announced, and would like to make a more attractive acquisition proposal, we would encourage you to contact Goldman, Sachs & Co.   Contact information is below:

JT Herman	Alex Hernandez
Managing Director	Managing Director
Tel: (415) 249-7332	Tel: (713) 276-3515
Fax: (415) 249-7400	Fax: (212) 902-3000
jason.herman@gs.com	alejandro.hernandez@gs.com

A description of this transaction will be available when the Company files its preliminary proxy statement.  Before reaching conclusions about this transaction, we would encourage you to read it, including the background of the transaction, the Board’s reasons for entering into the transaction and the financial analysis underpinning the Board’s decision-making.

We are strongly committed to shareholder value.   We have worked diligently to achieve what we believe is the best outcome for our shareholders, and will continue to do so.

Kind regards,

/s/ Steven R. Rogel
Steven R. Rogel
Chairman of the Board of Directors
EnergySolutions, Inc.

* *

FORWARD-LOOKING STATEMENTS

Certain statements made herein, including, for example, the expected date of closing of the merger and the potential benefits of the merger, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1965, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results of EnergySolutions, Inc. (“EnergySolutions”, the “Company”, “we”, “us”, or “our”) to differ materially from those described in these forward-looking statements:  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”).

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our 2011 Annual Report and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. Our SEC filings are available publicly on the SEC’s website at  www.sec.gov, on our website at www.energysolutions.com  or upon request from our Investor Relations Department at ir@energysolutions.com. We disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, we will file a proxy statement with the SEC. Additionally, we will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by Rockwell Holdco, Inc. pursuant to the terms of  the Agreement and Plan of Merger (the “Merger Agreement”), dated January 7, 2013, by and among the Company, Rockwell Holdco, Inc. (“Parent”), and Rockwell Acquisition Corp. (“Merger Sub”). The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov.  Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

The Company, Parent, Merger Sub, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, proxy statement for its 2012 annual meeting of stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.